Prospectus Supplement filed under Rule 424(b)(3)

Registration No. 333-115812

Prospectus Supplement No. 3 dated February 15, 2005

(To Prospectus dated January 11, 2005)

24,085,891 Shares

Common Stock

This prospectus supplement to the prospectus dated January 11, 2005 relates to up to 24,085,891 shares of our common stock that may be disposed of from time to time by the selling shareholders.

This prospectus supplement should be read in conjunction with the prospectus dated January 11, 2005, the Prospectus Supplement No. 1 dated February 3, 2005 and the Prospectus Supplement No. 2 dated February 14, 2005. The information in this prospectus supplement updates and supercedes certain information contained in the prospectus dated January 11, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 11, 2005

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices, including zip code)

(831) 427-7222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 11, 2005, Tarantella, Inc. (“Tarantella”) entered into a variety of agreements with members of its Board of Directors (the “Board”) and its executive management team to provide among other things, certain benefits upon a change in control. The following summary of the material terms of these agreements shall be qualified in its entirety by the text of such agreements, which have been filed hereto as Exhibits 10.42 to 10.52.

Alok Mohan

Tarantella entered into a Letter Agreement and Change in Control Agreement with Alok Mohan, the Chairman of Tarantella’s Board of Directors.

Pursuant to the terms of the Letter Agreement (the “2005 Consulting Agreement”), Mr. Mohan will receive for consulting services for calendar year 2005, $90,000 annual compensation comprised of $22,500 (paid pro rata monthly) cash compensation, and 59,211 shares of restricted stock of Tarantella. Mr. Mohan is also eligible to receive a $90,000 bonus upon Tarantella’s performance of target milestones in accordance with the provisions of its Management Incentive Plan. In addition, Mr. Mohan will receive a monthly allowance of $1,700 for medical, dental and vision coverage, but will no longer be covered under Tarantella’s plans.

Pursuant to the terms of Mr. Mohan’s Change in Control Agreement,

(a) if there is a Change in Control (as defined in the Mohan Change in Control Agreement) arising from an acquisition of Tarantella for an amount equal to or less than $48 million, then Mr. Mohan shall be entitled to a payment from Tarantella (the “CIC Payment”) equal to the aggregate of (i) the target incentive payment contemplated under the 2005 Consulting Agreement on the basis of 100% attainment and (ii) one times the annual compensation contemplated under the 2005 Consulting Agreement in an amount of ninety thousand dollars ($90,000) payable in cash as adjusted to reflect any accelerated amounts and stock (based on the original value of the stock on the date of grant) already received under the 2005 Consulting Agreement to ensure that Mr. Mohan receives a CIC Payment equal to one full year’s annual compensation; and

(b) if there is a Change in Control arising from an acquisition of Tarantella for an amount greater than $48 million, then the CIC Payment shall be equal to the aggregate of (a) the product of two times the target incentive payment contemplated under the 2005 Consulting Agreement on the basis of 100% attainment and (b) two times the annual compensation contemplated under the 2005 Consulting Agreement in an amount of one hundred eighty thousand dollars ($180,000) payable in cash, as adjusted to reflect any accelerated amounts and stock (based on the original value of the stock on the date of grant) already received under the 2005 Consulting Agreement to ensure that Mr. Mohan receives a CIC Payment equal to two full year’s annual compensation.

The Board may review the CIC Payment contemplated in (b)(above) (the “Additional CIC Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional CIC Payment in its reasonable discretion upon notice to Mr. Mohan.

The CIC Payment shall be made in a lump sum on the effective date of the Change in Control, without regard to the termination of Mr. Mohan’s consulting services under the 2005 Consulting Agreement.

All stock options and restricted stock of Tarantella held by Mr. Mohan will also fully vest immediately prior to a Change in Control.

The Letter Agreement and Change in Control Agreement are attached hereto as Exhibits 10.42 and 10.43.

Change in Control Agreements with Doug Michels, Ninian Eadie, Gilbert Williamson, Bruce Ryan and Ronald Lachman

Tarantella also entered into Change in Control Agreements (the “Directors’ Change in Control Agreements”) with the following members of its Board: Doug Michels, Ninian Eadie, Gilbert Williamson, Bruce Ryan and Ronald Lachman

Pursuant to the Directors’ Change in Control Agreements, all stock options and restricted stock of Tarantella held by each of the directors named above, will fully vest immediately prior to a Change in Control (as defined in the Directors’ Change in Control Agreements).

The Directors’ Change in Control Agreements are attached hereto as Exhibit 10.44 through 10.48.

Frank Wilde

On February 11, 2005, Tarantella amended the Change in Control Agreement (the “Wilde Change in Control Agreement”) dated March 16, 2004 with Francis Wilde, CEO, President and a member of the Board of Directors of Tarantella.

Pursuant to the amendment, if, during the term of the Wilde Change in Control Agreement, the Involuntary Termination of Mr. Wilde’s employment occurs in connection with a Change In Control (as defined in the Wilde Change in Control Agreement), he shall be entitled to receive a termination payment from Tarantella (the “Termination Payment”). The Termination Payment shall be made on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of Tarantella for an amount equal to or less than $48 million, equal to the amount originally set forth in the Change in Control Agreement;

(ii)	if there is a Change in Control arising from an acquisition of Tarantella for an amount greater than $48 million, equal to the product of twenty four (24) times his Total Monthly Compensation (as defined) including targeted bonuses at 100% attainment. He shall also receive the full base salary for the month in which the Involuntary Termination occurs.

The Board may review the Termination Payment contemplated in Section (ii) (above) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to Mr. Wilde.

This Wilde Change in Control Agreement, as amended, is attached hereto as Exhibit 10.49.

John Greeley

On February 11, 2005. Tarantella amended the Change in Control Agreement (the “Greeley Change in Control Agreement”) dated March 16, 2004 with John Greeley, Chief Financial Officer of Tarantella.

Pursuant to the amendment, if, during the term of the Greeley Change in Control Agreement, the Involuntary Termination of Mr. Greeley’s employment occurs in connection with a Change In Control (as defined in the Greeley Change in Control Agreement), he shall be entitled to receive a termination payment from Tarantella (the “Termination Payment”). The Termination Payment shall be made on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of Tarantella for an amount equal to or less than $48 million, equal to the amount originally set forth in the Change in Control Agreement;

(ii)	if there is a Change in Control arising from an acquisition of Tarantella for an amount greater than $48 million, equal to the product of twenty four (24) times his Total Monthly Compensation (as defined) including targeted bonuses at 100% attainment. He shall also receive the full base salary for the month in which the Involuntary Termination occurs.

The Board may review the Termination Payment contemplated in Section (ii) (above) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to Mr. Greeley.

This Greeley Change in Control Agreement, as amended, is attached hereto as Exhibit 10.50.

Joe Vitetta

On February 11, 2005. Tarantella amended the Change in Control Agreement (the “Vitetta Change in Control Agreement”) dated March 16, 2004 with Joe Vitetta, VP, Corporate Development and Sales Operations, of Tarantella.

Pursuant to the amendment, if, during the term of the Vitetta Change in Control Agreement, the Involuntary Termination of Mr. Vitetta’s employment occurs in connection with a Change In Control (as defined in the Vitetta Change in Control Agreement), he shall be entitled to receive a termination payment from Tarantella (the “Termination Payment”). The Termination Payment shall be made on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of Tarantella for an amount equal to or less than $48 million, equal to the amount originally set forth in the Change in Control Agreement;

(ii)	if there is a Change in Control arising from an acquisition of Tarantella for an amount greater than $48 million, equal to the product of eighteen (18) times his Total Monthly Compensation (as defined) including targeted bonuses at 100% attainment. He shall also receive the full base salary for the month in which the Involuntary Termination occurs.

The Board may review the Termination Payment contemplated in Section (ii) (above) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to Mr. Vitetta.

This Vitetta Change in Control Agreement, as amended, is attached hereto as Exhibit 10.51.

Steve Bannerman

On February 11, 2005. Tarantella amended the Change in Control Agreement (the “Bannerman Change in Control Agreement”) dated March 16, 2004 with Steve Bannerman, Chief Marketing Officer of Tarantella.

Pursuant to the amendment, if, during the term of the Bannerman Change in Control Agreement, the Involuntary Termination of Mr. Bannerman’s employment occurs in connection with a Change In Control (as defined in the Bannerman Change in Control Agreement),, he shall be entitled to receive a termination payment from Tarantella (the “Termination Payment”). The Termination Payment shall be made on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of Tarantella for an amount equal to or less than $48 million, equal to the amount originally set forth in the Change in Control Agreement;

(ii)	if there is a Change in Control arising from an acquisition of Tarantella for an amount greater than $48 million, equal to the product of eighteen (18) times his Total Monthly Compensation (as defined) including targeted bonuses at 100% attainment. He shall also receive the full base salary for the month in which the Involuntary Termination occurs.

The Board may review the Termination Payment contemplated in Section (ii) (above) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to Mr. Bannerman.

This Change in Control Agreement, as amended, is attached hereto as Exhibit 10.52.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the actual agreement. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.42	Letter Agreement between Tarantella and Alok Mohan entered into as of February 11, 2005.

10.43	Change in Control Agreement between Tarantella and Alok Mohan entered into as of February 11, 2005.

10.44	Change in Control Agreement between Tarantella and Doug Michels entered into as of February 11, 2005.

10.45	Change in Control Agreement between Tarantella and Ninian Eadie entered into as of February 11, 2005.

10.46	Change in Control Agreement between Tarantella and Gilbert Williamson entered into as of February 11, 2005.

10.47	Change in Control Agreement between Tarantella and Bruce Ryan entered into as of February 11, 2005.

10.48	Change in Control Agreement between Tarantella and Ron Lachman entered into as of February 11, 2005.

10.49	Change in Control Agreement between Tarantella and Frank Wilde entered into as of March 16, 2004, as amended as of February 11, 2005.

10.50	Change in Control Agreement between Tarantella and John Greeley entered into as of March 16, 2004, as amended as of February 11, 2005.

10.51	Change in Control Agreement between Tarantella and Joseph Vitetta entered into as of March 16, 2004, as amended as of February 11, 2005.

10.52	Change in Control Agreement between Tarantella and Steven Bannerman entered into as of March 16, 2004, as amended as of February 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date: February 14, 2005	By:	/s/ John M. Greeley
Name: John M. Greeley
Title: Chief Financial Officer

Exhibit 10.42

To: Alok Mohan

From: Frank Wilde

Date: February 11, 2005

Subject: Consulting Agreement

As we have discussed, the continuation of your active consulting agreement with the Company is important to Tarantella’s success. We have agreed to maintain your current consulting role for the 2005 calendar year. As in prior years, this agreement is based on 25% of your time.

The Board would like to change the terms of your consulting compensation, as outlined below. These terms will remain in effect until December 31, 2005.

•	You will receive $90,000 annual compensation comprised of $22,500 (paid pro rata monthly) cash compensation, and 59,211 shares of restricted stock (the “Restricted Stock”). The Restricted Stock is subject to a risk of forfeiture in the event of certain terminations of service relationship in accordance with the related Restricted Stock Agreement dated November 1, 2004.

•	The term of the agreement shall be for one year commencing January 1, 2005 and will be renewable by mutual agreement of both parties, subject to approval by the Compensation Committee.

•	You will also be entitled to $90,000 annually (paid annually) as a target incentive. Any such incentive payments shall be made solely based upon Tarantella’s performance against its Revenue and Operating Income measures paid in accordance with the provisions of the Tarantella Management Incentive Plan.

•	You will no longer be eligible to be covered under the Company’s medical, dental, and visions plans; however, the Company will provide you with a monthly allowance of $1,700.00.

This agreement supersedes any and all prior agreements between you and the Company. Compensation paid to you will be in lieu of other compensation normally accorded to members of the Company’s Board of Directors except that you shall be entitled to the annual retainer of $25,000.00 (payable 25% in cash and 75% in restricted stock or options) in accordance with the Board Compensation for Fiscal Year 2005 as approved by the Board on November 1, 2004. While covered under this agreement, you will specifically not receive compensation for your participation on the Board or for attendance at committee meetings and/or board meetings and will not be entitled to additional stock options granted to board members on an annual basis.

By signing below, I am agreeing to the provisions of this agreement and waive my right to receive such compensation and stock options as normally accorded members of the Board except as specifically provided in this agreement.

Accepted and Agreed:

/s/ Alok Mohan
Alok Mohan	Date

Exhibit 10.43

This Change in Control Agreement (the “Agreement”) dated as of February 11, 2005 is by and between Tarantella, Inc. (the “Company”) with its principal place of business at 425 Encinal Street, Santa Cruz, CA 95060 and Alok Mohan (“Mr. Mohan”).

RECITALS

WHEREAS, the Company recognizes that uncertainty and concerns might arise among the directors in all of their various capacities in the context of a change in control of the Company; and

WHEREAS, the Company believes that it is in its best interest that the directors not be distracted to the detriment of the Company as a result of such a change in control;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree that:

1.	CIC Payment.

If during the term of the Consulting Agreement dated January 27, 2005 (the “2005 Consulting Agreement”) between the Company and Mr. Mohan there is a Change in Control, Mr. Mohan shall be entitled to a payment (the “CIC Payment”) as follows:

a)	if there is a Change in Control arising from an acquisition of the Company for an amount equal to or less than $48 million, then the CIC Payment shall be equal to the aggregate of (i) the target incentive payment contemplated under the 2005 Consulting Agreement on the basis of 100% attainment and (ii) one times the annual compensation contemplated under the 2005 Consulting Agreement in an amount of ninety thousand dollars ($90,000) payable in cash as adjusted to reflect any amounts and stock (based on the original value of the stock on the date of grant) already earned under the 2005 Consulting Agreement to ensure that Mr. Mohan receives a CIC Payment equal to one full year’s annual compensation; and

b)	if there is a Change in Control arising from an acquisition of the Company for an amount greater than $48 million, then the CIC Payment shall be equal to the aggregate of (a) the product of two times the target incentive payment contemplated under the 2005 Consulting Agreement on the basis of 100% attainment and (b) two times the annual compensation contemplated under the 2005 Consulting Agreement in an amount of one hundred eighty thousand dollars ($180,000) payable in cash, as adjusted to reflect any amounts and stock (based on the original value of the stock on the date of grant) already earned under the 2005 Consulting Agreement to ensure that Mr. Mohan receives a CIC Payment equal to two full year’s annual compensation.

The CIC Payment shall be made in a lump sum on the effective date of the Change in Control, without regard to the termination of Mr. Mohan’s consulting services under the 2005 Consulting Agreement.

Notwithstanding anything in Section 1(b) to the contrary, the Board of Directors of the Company (the “Board”) may review the CIC Payment contemplated in Section 1(a) (the “Additional CIC Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional CIC Payment in its reasonable discretion upon notice to Mr. Mohan. Under no circumstances shall the Board have the right to review or modify the CIC Payment contemplated in Section 1(a) without Mr. Mohan’s prior written consent.

2.	Stock Options and Restricted Stock.

All stock options and restricted stock granted by the Company to Mr. Mohan in whatever capacity, including his role as a consultant under the 2005 Consulting Agreement, shall vest and become fully exercisable immediately prior to the Change in Control.

3.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

4.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Mr. Mohan and his heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by Mr. Mohan’s personal or legal representatives, executors, administrators, successors, and heirs. If Mr. Mohan should die while any amount would still be payable to Mr. Mohan hereunder if Mr. Mohan had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee or estate.

5.	Withholding. Amounts paid to Mr. Mohan hereunder shall be subject to all applicable federal, state and local withholding taxes.

6.	Notices. All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

7.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to Mr. Mohan under this Agreement.

8.	Death or Incompetence. In the event of Mr. Mohan’s death or a judicial determination of his incompetence, references in this Agreement to Mr. Mohan shall, where appropriate, be deemed to refer to his beneficiary or beneficiaries or, if none, to his legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of his estate.

9.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

10.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

11.	Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by Mr. Mohan and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

12.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

13.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

14.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

15.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

16.	Specific Performance. The Company and Mr. Mohan recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Mr. Mohan hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

17.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

18.	Definitions.

(a)	“Change in Control” means the occurrence of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) The sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(b)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(c)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of February 11, 2005.

Tarantella, Inc.

/s/ Francis E. Wilde	/s/ Alok Mohan
Francis E. Wilde	Alok Mohan
Chief Executive Officer

Exhibit 10.44

This Change in Control Agreement (the “Agreement”) dated as of January 17, 2005 is by and between Tarantella, Inc. (the “Company”) with its principal place of business at 425 Encinal Street, Santa Cruz, CA 95060 and Douglas Michels (“Mr. Michels”).

RECITALS

WHEREAS, the Company recognizes that uncertainty and concerns might arise among the directors in all of their various capacities in the context of a change in control of the Company; and

WHEREAS, the Company believes that it is in its best interest that the directors not be distracted to the detriment of the Company as a result of such a change in control;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree that:

1.	Stock Options and Restricted Stock

All stock options and restricted stock granted by the Company to Mr. Michels whatever capacity shall vest and become fully exercisable immediately prior to the Change in Control.

2.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

3.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Mr. Michels and his heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by Mr. Michels’ personal or legal representatives, executors, administrators, successors, and heirs. If Mr. Michels should die while any amount would still be payable to Mr. Michels hereunder if Mr. Michels had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee or estate

4.	Withholding. Amounts paid to Mr. Michels hereunder shall be subject to all applicable federal, state and local withholding taxes.

5.

Notices. All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

6.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to Mr. Michels under this Agreement.

7.	Death or Incompetence. In the event of Mr. Michels’ death or a judicial determination of his incompetence, references in this Agreement to Mr. Michels shall, where appropriate, be deemed to refer to his beneficiary or beneficiaries or, if none, to his legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of his estate.

8.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

9.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

10.

Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by Mr. Michels and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

11.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

12.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

13.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

14.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15.	Specific Performance. The Company and Mr. Michels recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Mr. Michels hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

16.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

17.	Definitions.

(a)	Change in Control” means the occurrence of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) The sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(b)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(c)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of January 17, 2005.

Tarantella, Inc.

/s/ Francis E. Wilde	/s/ Douglas Michels
Francis E. Wilde	Douglas Michels
Chief Executive Officer

Exhibit 10.45

This Change in Control Agreement (the “Agreement”) dated as of January 27, 2005 is by and between Tarantella, Inc. (the “Company”) with its principal place of business at 425 Encinal Street, Santa Cruz, CA 95060 and Ninian Eadie (“Mr. Eadie”).

RECITALS

WHEREAS, the Company recognizes that uncertainty and concerns might arise among the directors in all of their various capacities in the context of a change in control of the Company; and

WHEREAS, the Company believes that it is in its best interest that the directors not be distracted to the detriment of the Company as a result of such a change in control;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree that:

1.	Stock Options and Restricted Stock

All stock options and restricted stock granted by the Company to Mr. Eadie in whatever capacity shall vest and become fully exercisable immediately prior to the Change in Control.

2.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

3.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Mr. Eadie and his heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by Mr. Eadie’s personal or legal representatives, executors, administrators, successors, and heirs. If Mr. Eadie should die while any amount would still be payable to Mr. Eadie hereunder if Mr. Eadie had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee or estate

4.	Withholding. Amounts paid to Mr. Eadie hereunder shall be subject to all applicable federal, state and local withholding taxes.

5.

Notices. All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

6.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to Mr. Eadie under this Agreement.

7.	Death or Incompetence. In the event of Mr. Eadie’s death or a judicial determination of his incompetence, references in this Agreement to Mr. Eadie shall, where appropriate, be deemed to refer to his beneficiary or beneficiaries or, if none, to his legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of his estate.

8.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

9.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

10.

Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by Mr. Eadie and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

11.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

12.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

13.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

14.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15.	Specific Performance. The Company and Mr. Eadie recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Mr. Eadie hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

16.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

17.	Definitions.

(a)	“Change in Control” means the occurrence of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) The sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(b)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(c)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of January 27, 2005.

Tarantella, Inc.

/s/ Francis Wilde	/s/ Ninian Eadie
Francis E. Wilde	Ninian Eadie
Chief Executive Officer

Exhibit 10.46

This Change in Control Agreement (the “Agreement”) dated as of January 17, 2005 is by and between Tarantella, Inc. (the “Company”) with its principal place of business at 425 Encinal Street, Santa Cruz, CA 95060 and Gilbert Williamson (“Mr. Williamson”).

RECITALS

WHEREAS, the Company recognizes that uncertainty and concerns might arise among the directors in all of their various capacities in the context of a change in control of the Company; and

WHEREAS, the Company believes that it is in its best interest that the directors not be distracted to the detriment of the Company as a result of such a change in control;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree that:

1.	Stock Options and Restricted Stock

All stock options and restricted stock granted by the Company to Mr. Williamson whatever capacity shall vest and become fully exercisable immediately prior to the Change in Control.

2.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

3.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Mr. Williamson and his heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by Mr. Williamson’s personal or legal representatives, executors, administrators, successors, and heirs. If Mr. Williamson should die while any amount would still be payable to Mr. Williamson hereunder if Mr. Williamson had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee or estate

4.	Withholding. Amounts paid to Mr. Williamson hereunder shall be subject to all applicable federal, state and local withholding taxes.

5.	Notices. All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

6.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to Mr. Williamson under this Agreement.

7.	Death or Incompetence. In the event of Mr. Williamson’s death or a judicial determination of his incompetence, references in this Agreement to Mr. Williamson shall, where appropriate, be deemed to refer to his beneficiary or beneficiaries or, if none, to his legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of his estate.

8.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

9.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

10.

Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by Mr. Williamson and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

11.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

12.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

13.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

14.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15.	Specific Performance. The Company and Mr. Williamson recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Mr. Williamson hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

16.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

17.	Definitions.

(a)	Change in Control” means the occurrence of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) The sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(b)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(c)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of January 17, 2005.

Tarantella, Inc.

/s/ Francis E. Wilde	/s/ Gilbert Williamson
Francis E. Wilde	Gilbert Williamson
Chief Executive Officer

Exhibit 10.47

This Change in Control Agreement (the “Agreement”) dated as of January 17, 2005 is by and between Tarantella, Inc. (the “Company”) with its principal place of business at 425 Encinal Street, Santa Cruz, CA 95060 and Bruce Ryan (“Mr. Ryan”).

RECITALS

WHEREAS, the Company recognizes that uncertainty and concerns might arise among the directors in all of their various capacities in the context of a change in control of the Company; and

WHEREAS, the Company believes that it is in its best interest that the directors not be distracted to the detriment of the Company as a result of such a change in control;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree that:

1.	Stock Options and Restricted Stock

All stock options and restricted stock granted by the Company to Mr. Ryan whatever capacity shall vest and become fully exercisable immediately prior to the Change in Control.

2.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

3.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Mr. Ryan and his heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by Mr. Ryan’s personal or legal representatives, executors, administrators, successors, and heirs. If Mr. Ryan should die while any amount would still be payable to Mr. Ryan hereunder if Mr. Ryan had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee or estate

4.	Withholding. Amounts paid to Mr. Ryan hereunder shall be subject to all applicable federal, state and local withholding taxes.

5.

Notices. All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

6.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to Mr. Ryan under this Agreement.

7.	Death or Incompetence. In the event of Mr. Ryan’s death or a judicial determination of his incompetence, references in this Agreement to Mr. Ryan shall, where appropriate, be deemed to refer to his beneficiary or beneficiaries or, if none, to his legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of his estate.

8.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

9.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

10.

Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by Mr. Ryan and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

11.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

12.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

13.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

14.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15.	Specific Performance. The Company and Mr. Ryan recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Mr. Ryan hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

16.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

17.	Definitions.

(a)	Change in Control” means the occurrence of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) The sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(b)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(c)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of January 17, 2005.

Tarantella, Inc.

/s/ Francis E. Wilde	/s/ Bruce Ryan
Francis E. Wilde	Bruce Ryan
Chief Executive Officer

Exhibit 10.48

This Change in Control Agreement (the “Agreement”) dated as of January 27, 2005 is by and between Tarantella, Inc. (the “Company”) with its principal place of business at 425 Encinal Street, Santa Cruz, CA 95060 and Ronald Lachman (“Mr. Lachman”).

RECITALS

WHEREAS, the Company recognizes that uncertainty and concerns might arise among the directors in all of their various capacities in the context of a change in control of the Company; and

WHEREAS, the Company believes that it is in its best interest that the directors not be distracted to the detriment of the Company as a result of such a change in control;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree that:

1.	Stock Options and Restricted Stock

All stock options and restricted stock granted by the Company to Mr. Lachman in whatever capacity shall vest and become fully exercisable immediately prior to the Change in Control.

2.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

3.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Mr. Lachman and his heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by Mr. Lachman’s personal or legal representatives, executors, administrators, successors, and heirs. If Mr. Lachman should die while any amount would still be payable to Mr. Lachman hereunder if Mr. Lachman had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee or estate

4.	Withholding. Amounts paid to Mr. Lachman hereunder shall be subject to all applicable federal, state and local withholding taxes.

5.	Notices. All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

6.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to Mr. Lachman under this Agreement.

7.	Death or Incompetence. In the event of Mr. Lachman’s death or a judicial determination of his incompetence, references in this Agreement to Mr. Lachman shall, where appropriate, be deemed to refer to his beneficiary or beneficiaries or, if none, to his legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of his estate.

8.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

9.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

10.

Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by Mr. Lachman and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

11.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

12.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

13.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

14.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

15.	Specific Performance. The Company and Mr. Lachman recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Mr. Lachman hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

16.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

17.	Definitions.

(a)	Change in Control” means the occurrence of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) The sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(b)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(c)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of January 27, 2005.

Tarantella, Inc.

/s/ Francis E. Wilde	/s/ Ronald Lachman
Francis E. Wilde	Ronald Lachman
Chief Executive Officer

Exhibit 10.49

March 16, 2004

To:	Francis T. Wilde
President and Chief Executive Officer

Dear Frank:

Tarantella, Inc., a California corporation (the “Company”), considers it essential to the best interests of its shareholders to take reasonable steps to retain key management personnel. Further, the Board of Directors of the Company, through its Compensation Committee (the “Committee”) recognizes that the uncertainty and questions which might arise among management in the context of a change in control of the Company could result in the distraction or departure of management personnel to the detriment of the Company and its shareholders.

The Committee has determined, therefore, that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible change in control of the Company.

In order to induce you to remain in the employ of the Company, the Company has determined to enter into this letter agreement (this “Agreement”) which addresses the terms and conditions of your employment in the event of a change in control of the Company.

1.	Term of Employment Under this Agreement. The term of your employment under this Agreement shall commence on the Change in Control Date and shall continue until the one year anniversary of the Change in Control Date (the “Term”).

2.	Termination Payments and Other Benefits.

(a)	If, during the term of this Agreement, the Involuntary Termination of your employment, as defined in Item (g) of the Definitions, occurs in connection with a Change In Control, you shall be entitled to receive a termination payment from the Company (the “Termination Payment”). The Termination Payment shall be made in a lump sum on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of the Company for an amount equal to or less than $48 million, equal to the product of twelve (12) times your Total Monthly Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

(ii)	if there is a Change in Control arising from an acquisition of the Company for an amount greater than $48 million, equal to the product of twenty four (24) times your Total

Monthly Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

Notwithstanding anything in Section 2(a)(ii) to the contrary, the Board of Directors of the Company (the “Board”) may review the Termination Payment contemplated in Section 2(a)(ii) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to you. Under no circumstances shall the Board have the right to review or modify the Termination Payment contemplated in Section 2(a)(i) without your prior written consent.

(b)	In the event of your Involuntary Termination during the Term, you and your eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period (as hereinafter defined) in health benefit plans applicable to you immediately prior to your Involuntary Termination on the same terms and conditions in effect for you and your dependents immediately prior to such Involuntary Termination. For purposes of the previous sentence, “Benefit Continuation Period” means the period beginning on the Date of Termination and ending on the earlier to occur (i) the one year anniversary of the Date of Termination and (ii) the date that you and your dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to you and your dependents. To the extent that such benefits or service credit for benefits are not payable or provided under such plans or programs the Company itself shall pay or provide payment of such benefits or service credit for benefits. For the purposes of this section, vacation, sick leave, stock option or stock purchase plans or agreements shall not be considered “employee benefit plans or programs.” Also, for purposes of this section, coverage under the disability plans, life insurance or other death benefit plans provided to you by a new employer shall not be deemed to be “substantially equivalent” to the corresponding coverage provided under this section unless the dollar amount thereof is substantially the same or greater.

(c)	Your right to the Termination Payment shall be conditioned upon your execution of a release in favor of the Company in substantially the form of the release required for the receipt of severance payments under the Severance Plan (as in effect on the date of this Agreement) which is not revoked by you within the revocation period specified therein.

(d)	You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the Date of Termination or otherwise except as specifically provided in clause (ii) of the last sentence of the Benefit Payment provision set forth in section 2(b) above.

3.	Stock Options

All stock options granted to you shall vest and become fully exercisable in the event of your Termination on or following the Change in Control Date so long as you remain an employee on the Change in Control Date.

4.	Confidential Information

(a)	You agree not to disclose, either while in the Company’s employ or at any time thereafter, to any person not employed by the Company and not engaged to render services to the Company any confidential information obtained while in the employ of the Company (including, without limitation, any of the Company’s inventions, processes, methods of distribution, customer or trade secrets). This section shall not preclude you from the use or disclosure of information known generally to the public or of information not considered confidential by the Company or from making disclosures required by law or court order.

(b)	You agree that upon leaving the Company’s employ, you will not remove from the Company’s possession, without the prior written consent of an officer authorized to act in the matter by the Board of Directors, any business plans, financial information, product pricing information, or other documents which are of a confidential nature (including, without limitation, its methods of distribution).

(c)	You agree to continue to abide by the terms and conditions of the Proprietary Information Agreement signed upon the commencement of your employment with Company.

5.	Limitation on Payments

(a)	In the event that the Termination Payment together with all other payments and the value of any benefit received or to be received by you in connection with the Termination or otherwise (i) constitutes a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (“Code”) and (ii) such Termination Payment, together with all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G(b)(2) would result in all or a portion of such termination payment being subject to excise tax under Section 4999 of the Code, then you Termination Payment shall be either:

(i)	the amount determined under sections 2 and 3; or

(ii)	such lesser amount which would result in no portion of the severance pay being subject to excise tax under Section 4999 of the Code whichever of the foregoing amounts, taking into account the applicable Federal, State and local income taxes and the excise tax imposed by Section 4999, results in your receipt, on an after-tax basis, of the greatest amount of Termination Pay under sections 2 and 3, notwithstanding that all of some portion of the Termination Payment may be taxable under Section 4999 of the Code.

(b)	For purposes of applying the applicable limitation of section 5(a), the following provisions shall be in effect.

The parachute payment attributable to the accelerated vesting of your options under Section 3.2 of this Agreement shall be calculated in accordance with the valuation methodology established under Internal Revenue Code Section 280G and the applicable Treasury Regulations thereunder and shall include an appropriate dollar amount (utilizing the 1% per month formula set forth in Q&A 24 thereunder) to reflect the lapse of your obligation to remain in the Company’s employ as a condition to the vesting of one or more of the accelerated option installments. In no event, however, shall such option parachute payment exceed the spread (the excess of the fair market value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

Should it become necessary to reduce part of your termination benefits under this Agreement so as not to exceed the applicable section 5(a) limitation, then such reduction shall be effected, solely to the extent necessary to avoid an excess payment under section 56(a), by an appropriate reduction in the dollar amount of the Termination Payment otherwise due to you under section 2.

6.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

7.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of you and your heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, and heirs. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your designee or estate

8.	No Contract of Employment. Your employment is at will. Nothing in this Agreement shall be construed as giving you any right to be retained in the employ of the Company or shall affect the terms and conditions of your employment with the Company prior to the commencement of the term hereof.

9.	Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

10.	Notices. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provisions so indicated.

All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

11.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to you under this Agreement.

12.	Death or Incompetence. In the event of your death or a judicial determination of your incompetence, references in this Agreement to you shall, where appropriate, be deemed to refer to your beneficiary or beneficiaries or, if none, to your legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of your estate.

13.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

14.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

15.	Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by you and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

16.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

17.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

18.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

19.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

20.	Specific Performance. The Company and you recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and you hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

21.	Presumption. The Company shall make a payment described in this Agreement upon receiving written notice from you describing such payment, referring to the provision of this Agreement under which such payment is claimed and certifying that all conditions for such payment, as set forth in this Agreement, have been satisfied. The information so furnished to the Company by you shall be presumed to be correct, subject to rebuttal by the Company.

22.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

23.	Definitions.

(a)	“Cause” shall mean a termination of your employment during the term which is a result of (i) your felony conviction, (ii) your willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries or (iii) your willful and continued failure substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within 10 days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

(b)	“Change in Control” shall mean (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the

Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or (iii) a change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(c)	“Change in Control Date” shall mean the earliest of (i) the date on which the Change in Control occurs, (ii) the date on which the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, and (iii) the date the Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control. If the Change in Control Date occurs as a result of an agreement described in clause (ii) of the previous sentence or as a result of the approval of the board described in clause (iii) of the previous sentence and the Change in Control to which such agreement or approval relates (the “Contemplated Change in Control”) subsequently does not occur, then the term shall expire on the sixtieth day (the “Reset Date”) following the date the Board certifies by resolution duly adopted by a majority of the Directors then in office that the Contemplated Change in Control is not reasonably likely to occur; provided, however, that this sentence shall not apply if (A) an Involuntary Termination of your employment with the Company has occurred on and after the Change in Control Date and on or prior to the Reset Date of (B) the Contemplated Change in Control subsequently occurs within three months of the Reset Date. Following the Reset Date, the provisions of this Agreement shall remain in effect and a new Term shall commence upon the occurrence of a subsequent Change in Control Date. Notwithstanding the first sentence of this section, if your employment with the Company terminates prior to the Change in Control Date and it is reasonably demonstrated that your termination of employment (i) was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then Change in Control Date shall remain the date immediately prior to the date of your termination of employment.

(d)	“Code” means the Internal Revenue Code of 1986, as it may be amended.

(e)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(f)	“Good Reason” shall mean a resignation of your employment during the term as a result of any of the following:

(i)	A meaningful and detrimental alteration in your position, or the nature or status of your responsibilities or in your reporting responsibilities from those in effect immediately prior to the Change in Control Date;

(ii)	A reduction by the Company in your annual base salary as in effect immediately prior to the Change in Control Date or as the same may be increased from time to time thereafter; a failure by the Company to increase your salary at a rate commensurate with that of other key executives of the Company; or a reduction in your target annual bonus (expressed as a percentage of base salary) below the target in effect for you on the Change in Control Date;

(iii)	The relocation of the office of the Company where you are employed immediately prior to the Change in Control Date (the “Location”) to a location which, in your good faith assessment, would cause a hardship in commuting from your principal residence;

(iv)	The failure by the Company to continue in effect any compensation plan in which you participated prior to the Change in Control Date or made available to you after the Change in Control Date, unless an equitable arrangement has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue your participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed on the Change in Control Date;

(v)	The failure by the Company to continue to provide you with benefits at least as favorable in the aggregate to those enjoyed by you under the Company’s pension, savings, life insurance, health, disability, and fringe benefit plans and programs (including, without limitation, programs, if any, relating to use of a car, secretary, office space, telephones, expense reimbursement) in which you were participating immediately prior to the change in Control Date; or the failure by the company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the Change in Control;

(vi)	Any termination of your employment which is not effected pursuant to the terms of this Agreement; or

(vii)	A material breach by the Company of the provisions of this Agreement;

provided, however, that an event described above in clause (ii), (iv), (v) or (vii) shall not constitute Good Reason unless it is communicated by you to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the Company’s receipt of such written notice from you.

(g)	“Involuntary Termination” shall mean (i) the termination of your employment by the Company and/or its subsidiaries during the Term other than for Cause or Disability or (ii) your resignation of employment with the Company and its subsidiaries during the Term for Good Reason.

(h)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

(i)	“Total Monthly Compensation” means the sum of your monthly salary plus targeted bonus at the rate in effect immediately prior to the Termination, but in no event less than your monthly salary at the rate in effect on the date of this Agreement.

This letter sets forth our agreement on the subject matter hereof. Please sign and return this Agreement to Daniel Jochnowitz in the Legal Department.

Sincerely,

Tarantella, Inc.

/s/ John Greeley
John Greeley
Chief Financial Officer

Agreed:

/s/ Francis E. Wilde
Francis E. Wilde

Date:

Exhibit 10.50

March 16, 2004

To:	John M. Greeley
Vice President and Chief Financial Officer

Dear John:

Tarantella, Inc., a California corporation (the “Company”), considers it essential to the best interests of its shareholders to take reasonable steps to retain key management personnel. Further, the Board of Directors of the Company, through its Compensation Committee (the “Committee”) recognizes that the uncertainty and questions which might arise among management in the context of a change in control of the Company could result in the distraction or departure of management personnel to the detriment of the Company and its shareholders.

The Committee has determined, therefore, that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible change in control of the Company.

In order to induce you to remain in the employ of the Company, the Company has determined to enter into this letter agreement (this “Agreement”) which addresses the terms and conditions of your employment in the event of a change in control of the Company.

1.	Term of Employment Under this Agreement. The term of your employment under this Agreement shall commence on the Change in Control Date and shall continue until the one year anniversary of the Change in Control Date (the “Term”).

2.	Termination Payments and Other Benefits.

(a)	If, during the term of this Agreement, the Involuntary Termination of your employment, as defined in Item (g) of the Definitions, occurs in connection with a Change In Control, you shall be entitled to receive a termination payment from the Company (the “Termination Payment”). The Termination Payment shall be made on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of the Company for an amount equal to or less than $48 million, equal to the product of twelve (12) times your Total Monthly Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

(ii)	if there is a Change in Control arising from an acquisition of the Company for an amount greater than $48 million, equal to the product of twenty four (24) times your Total

Monthly Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

Notwithstanding anything in Section 2(a)(ii) to the contrary, the Board of Directors of the Company (the “Board”) may review the Termination Payment contemplated in Section 2(a)(ii) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to you. Under no circumstances shall the Board have the right to review or modify the Termination Payment contemplated in Section 2(a)(i) without your prior written consent.

(b)	In the event of your Involuntary Termination during the Term, you and your eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period (as hereinafter defined) in health benefit plans applicable to you immediately prior to your Involuntary Termination on the same terms and conditions in effect for you and your dependents immediately prior to such Involuntary Termination. For purposes of the previous sentence, “Benefit Continuation Period” means the period beginning on the Date of Termination and ending on the earlier to occur (i) the one year anniversary of the Date of Termination and (ii) the date that you and your dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to you and your dependents. To the extent that such benefits or service credit for benefits are not payable or provided under such plans or programs the Company itself shall pay or provide payment of such benefits or service credit for benefits. For the purposes of this section, vacation, sick leave, stock option or stock purchase plans or agreements shall not be considered “employee benefit plans or programs.” Also, for purposes of this section, coverage under the disability plans, life insurance or other death benefit plans provided to you by a new employer shall not be deemed to be “substantially equivalent” to the corresponding coverage provided under this section unless the dollar amount thereof is substantially the same or greater.

(c)	Your right to the Termination Payment shall be conditioned upon your execution of a release in favor of the Company in substantially the form of the release required for the receipt of severance payments under the Severance Plan (as in effect on the date of this Agreement) which is not revoked by you within the revocation period specified therein.

(d)	You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the Date of Termination or otherwise except as specifically provided in clause (ii) of the last sentence of the Benefit Payment provision set forth in section 2(b) above.

3.	Stock Options

All stock options granted to you shall vest and become fully exercisable in the event of your Termination on or following the Change in Control Date so long as you remain an employee on the Change in Control Date.

4.	Confidential Information

(a)	You agree not to disclose, either while in the Company’s employ or at any time thereafter, to any person not employed by the Company and not engaged to render services to the Company any confidential information obtained while in the employ of the Company (including, without limitation, any of the Company’s inventions, processes, methods of distribution, customer or trade secrets). This section shall not preclude you from the use or disclosure of information known generally to the public or of information not considered confidential by the Company or from making disclosures required by law or court order.

(b)	You agree that upon leaving the Company’s employ, you will not remove from the Company’s possession, without the prior written consent of an officer authorized to act in the matter by the Board of Directors, any business plans, financial information, product pricing information, or other documents which are of a confidential nature (including, without limitation, its methods of distribution).

(c)	You agree to continue to abide by the terms and conditions of the Proprietary Information Agreement signed upon the commencement of your employment with Company.

5.	Limitation on Payments

(a)	In the event that the Termination Payment together with all other payments and the value of any benefit received or to be received by you in connection with the Termination or otherwise (i) constitutes a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (“Code”) and (ii) such Termination Payment, together with all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G(b)(2) would result in all or a portion of such termination payment being subject to excise tax under Section 4999 of the Code, then you Termination Payment shall be either:

(i)	the amount determined under sections 2 and 3; or

(ii)	such lesser amount which would result in no portion of the severance pay being subject to excise tax under Section 4999 of the Code whichever of the foregoing amounts, taking into account the applicable Federal, State and local income taxes and the excise tax imposed by Section 4999, results in your receipt, on an after-tax basis, of the greatest amount of Termination Pay under sections 2 and 3, notwithstanding that all of some portion of the Termination Payment may be taxable under Section 4999 of the Code.

(b)	For purposes of applying the applicable limitation of section 5(a), the following provisions shall be in effect.

The parachute payment attributable to the accelerated vesting of your options under Section 3.2 of this Agreement shall be calculated in accordance with the valuation methodology established under Internal Revenue Code Section 280G and the applicable Treasury Regulations thereunder and shall include an appropriate dollar amount (utilizing the 1% per month formula set forth in Q&A 24 thereunder) to reflect the lapse of your obligation to remain in the Company’s employ as a condition to the vesting of one or more of the accelerated option installments. In no event, however, shall such option parachute payment exceed the spread (the excess of the fair market value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

Should it become necessary to reduce part of your termination benefits under this Agreement so as not to exceed the applicable section 5(a) limitation, then such reduction shall be effected, solely to the extent necessary to avoid an excess payment under section 56(a), by an appropriate reduction in the dollar amount of the Termination Payment otherwise due to you under section 2.

6.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

7.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of you and your heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, and heirs. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your designee or estate

8.	No Contract of Employment. Your employment is at will. Nothing in this Agreement shall be construed as giving you any right to be retained in the employ of the Company or shall affect the terms and conditions of your employment with the Company prior to the commencement of the term hereof.

9.	Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

10.	Notices. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provisions so indicated.

All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

11.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to you under this Agreement.

12.	Death or Incompetence. In the event of your death or a judicial determination of your incompetence, references in this Agreement to you shall, where appropriate, be deemed to refer to your beneficiary or beneficiaries or, if none, to your legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of your estate.

13.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

14.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

15.	Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by you and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

16.

Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

17.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

18.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

19.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

20.	Specific Performance. The Company and you recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and you hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

21.	Presumption. The Company shall make a payment described in this Agreement upon receiving written notice from you describing such payment, referring to the provision of this Agreement under which such payment is claimed and certifying that all conditions for such payment, as set forth in this Agreement, have been satisfied. The information so furnished to the Company by you shall be presumed to be correct, subject to rebuttal by the Company.

22.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

23.	Definitions.

(a)	“Cause” shall mean a termination of your employment during the term which is a result of (i) your felony conviction, (ii) your willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries or (iii) your willful and continued failure substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within 10 days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

(b)	“Change in Control” shall mean (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or (iii) a change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(c)	“Change in Control Date” shall mean the earliest of (i) the date on which the Change in Control occurs, (ii) the date on which the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, and (iii) the date the Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control. If the Change in Control Date occurs as a result of an agreement described in clause (ii) of the previous sentence or as a result of the approval of the board described in clause (iii) of the previous sentence and the Change in Control to which such agreement or approval relates (the “Contemplated Change in Control”) subsequently does not occur, then the term shall expire on the sixtieth day (the “Reset Date”) following the date the Board certifies by resolution duly adopted by a majority of the Directors then in office that the Contemplated Change in Control is not reasonably likely to occur; provided, however, that this sentence shall not apply if (A) an Involuntary Termination of your employment with the Company has occurred on and after the Change in Control Date and on or prior to the Reset Date of (B) the Contemplated Change in Control subsequently occurs within three months of the Reset Date. Following the Reset Date, the provisions of this Agreement shall remain in effect and a new Term shall commence upon the occurrence of a subsequent Change in Control Date. Notwithstanding the first sentence of this section, if your employment with the Company terminates prior to the Change in Control Date and it is reasonably demonstrated that your termination of employment (i) was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then Change in Control Date shall remain the date immediately prior to the date of your termination of employment.

(d)	“Code” means the Internal Revenue Code of 1986, as it may be amended.

(e)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(f)	“Good Reason” shall mean a resignation of your employment during the term as a result of any of the following:

(i)	A meaningful and detrimental alteration in your position, or the nature or status of your responsibilities or in your reporting responsibilities from those in effect immediately prior to the Change in Control Date;

(ii)	A reduction by the Company in your annual base salary as in effect immediately prior to the Change in Control Date or as the same may be increased from time to time thereafter; a failure by the Company to increase your salary at a rate commensurate with that of other key executives of the Company; or a reduction in your target annual bonus (expressed as a percentage of base salary) below the target in effect for you on the Change in Control Date;

(iii)	The relocation of the office of the Company where you are employed immediately prior to the Change in Control Date (the “Location”) to a location which, in your good faith assessment, would cause a hardship in commuting from your principal residence;

(iv)	The failure by the Company to continue in effect any compensation plan in which you participated prior to the Change in Control Date or made available to you after the Change in Control Date, unless an equitable arrangement has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue your participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed on the Change in Control Date;

(v)	The failure by the Company to continue to provide you with benefits at least as favorable in the aggregate to those enjoyed by you under the Company’s pension, savings, life insurance, health, disability, and fringe benefit plans and programs (including, without limitation, programs, if any, relating to use of a car, secretary, office space, telephones, expense reimbursement) in which you were participating immediately prior to the change in Control Date; or the failure by the company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the Change in Control;

(vi)	Any termination of your employment which is not effected pursuant to the terms of this Agreement; or

(vii)	A material breach by the Company of the provisions of this Agreement;

provided, however, that an event described above in clause (ii), (iv), (v) or (vii) shall not constitute Good Reason unless it is communicated by you to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the Company’s receipt of such written notice from you.

(g)	“Involuntary Termination” shall mean (i) the termination of your employment by the Company and/or its subsidiaries during the Term other than for Cause or Disability or (ii) your resignation of employment with the Company and its subsidiaries during the Term for Good Reason.

(h)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

(i)	“Total Monthly Compensation” means the sum of your monthly salary plus targeted bonus at the rate in effect immediately prior to the Termination, but in no event less than your monthly salary at the rate in effect on the date of this Agreement.

This letter sets forth our agreement on the subject matter hereof. Please sign and return this Agreement to Daniel Jochnowitz in the Legal Department.

Sincerely,

Tarantella, Inc.

/s/ Frank Wilde
Frank Wilde Chief Executive Officer

Agreed:

/s/ John Greeley
John M. Greeley

Date:

Exhibit 10.51

March 16, 2004

To:	E. Joseph Vitetta, Jr.

Vice President, Corporate Development and Secretary

Dear Joe:

Tarantella, Inc., a California corporation (the “Company”), considers it essential to the best interests of its shareholders to take reasonable steps to retain key management personnel. Further, the Board of Directors of the Company, through its Compensation Committee (the “Committee”) recognizes that the uncertainty and questions which might arise among management in the context of a change in control of the Company could result in the distraction or departure of management personnel to the detriment of the Company and its shareholders.

The Committee has determined, therefore, that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible change in control of the Company.

In order to induce you to remain in the employ of the Company, the Company has determined to enter into this letter agreement (this “Agreement”) which addresses the terms and conditions of your employment in the event of a change in control of the Company.

1.	Term of Employment Under this Agreement. The term of your employment under this Agreement shall commence on the Change in Control Date and shall continue until the one year anniversary of the Change in Control Date (the “Term”).

2.	Termination Payments and Other Benefits.

(a)	If, during the term of this Agreement, the Involuntary Termination of your employment, as defined in Item (g) of the Definitions, occurs in connection with a Change In Control, you shall be entitled to receive a termination payment from the Company (the “Termination Payment”). The Termination Payment shall be made on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of the Company for an amount equal to or less than $48 million, equal to the product of twelve (12) times your Total Monthly Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

(ii)	if there is a Change in Control arising from an acquisition of the Company for an amount greater than $48 million, equal to the product of eighteen (18) times your Total Monthly

Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

Notwithstanding anything in Section 2(a)(ii) to the contrary, the Board of Directors of the Company (the “Board”) may review the Termination Payment contemplated in Section 2(a)(ii) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to you. Under no circumstances shall the Board have the right to review or modify the Termination Payment contemplated in Section 2(a)(i) without your prior written consent.

(b)	In the event of your Involuntary Termination during the Term, you and your eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period (as hereinafter defined) in health benefit plans applicable to you immediately prior to your Involuntary Termination on the same terms and conditions in effect for you and your dependents immediately prior to such Involuntary Termination. For purposes of the previous sentence, “Benefit Continuation Period” means the period beginning on the Date of Termination and ending on the earlier to occur (i) the one year anniversary of the Date of Termination and (ii) the date that you and your dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to you and your dependents. To the extent that such benefits or service credit for benefits are not payable or provided under such plans or programs the Company itself shall pay or provide payment of such benefits or service credit for benefits. For the purposes of this section, vacation, sick leave, stock option or stock purchase plans or agreements shall not be considered “employee benefit plans or programs.” Also, for purposes of this section, coverage under the disability plans, life insurance or other death benefit plans provided to you by a new employer shall not be deemed to be “substantially equivalent” to the corresponding coverage provided under this section unless the dollar amount thereof is substantially the same or greater.

(c)	Your right to the Termination Payment shall be conditioned upon your execution of a release in favor of the Company in substantially the form of the release required for the receipt of severance payments under the Severance Plan (as in effect on the date of this Agreement) which is not revoked by you within the revocation period specified therein.

(d)	You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the Date of Termination or otherwise except as specifically provided in clause (ii) of the last sentence of the Benefit Payment provision set forth in section 2(b) above.

3.	Stock Options

All stock options granted to you shall vest and become fully exercisable in the event of your Termination on or following the Change in Control Date so long as you remain an employee on the Change in Control Date.

4.	Confidential Information

(a)	You agree not to disclose, either while in the Company’s employ or at any time thereafter, to any person not employed by the Company and not engaged to render services to the Company any confidential information obtained while in the employ of the Company (including, without limitation, any of the Company’s inventions, processes, methods of distribution, customer or trade secrets). This section shall not preclude you from the use or disclosure of information known generally to the public or of information not considered confidential by the Company or from making disclosures required by law or court order.

(b)	You agree that upon leaving the Company’s employ, you will not remove from the Company’s possession, without the prior written consent of an officer authorized to act in the matter by the Board of Directors, any business plans, financial information, product pricing information, or other documents which are of a confidential nature (including, without limitation, its methods of distribution).

(c)	You agree to continue to abide by the terms and conditions of the Proprietary Information Agreement signed upon the commencement of your employment with Company.

5.	Limitation on Payments

(a)	In the event that the Termination Payment together with all other payments and the value of any benefit received or to be received by you in connection with the Termination or otherwise (i) constitutes a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (“Code”) and (ii) such Termination Payment, together with all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G(b)(2) would result in all or a portion of such termination payment being subject to excise tax under Section 4999 of the Code, then you Termination Payment shall be either:

(i)	the amount determined under sections 2 and 3; or

(ii)	such lesser amount which would result in no portion of the severance pay being subject to excise tax under Section 4999 of the Code whichever of the foregoing amounts, taking into account the applicable Federal, State and local income taxes and the excise tax imposed by Section 4999, results in your receipt, on an after-tax basis, of the greatest amount of Termination Pay under sections 2 and 3, notwithstanding that all of some portion of the Termination Payment may be taxable under Section 4999 of the Code.

(b)	For purposes of applying the applicable limitation of section 5(a), the following provisions shall be in effect.

The parachute payment attributable to the accelerated vesting of your options under Section 3.2 of this Agreement shall be calculated in accordance with the valuation methodology established under Internal Revenue Code Section 280G and the applicable Treasury Regulations thereunder and shall include an appropriate dollar amount (utilizing the 1% per month formula set forth in Q&A 24 thereunder) to reflect the lapse of your obligation to remain in the Company’s employ as a condition to the vesting of one or more of the accelerated option installments. In no event, however, shall such option parachute payment exceed the spread (the excess of the fair market value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

Should it become necessary to reduce part of your termination benefits under this Agreement so as not to exceed the applicable section 5(a) limitation, then such reduction shall be effected, solely to the extent necessary to avoid an excess payment under section 56(a), by an appropriate reduction in the dollar amount of the Termination Payment otherwise due to you under section 2.

6.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

7.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of you and your heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, and heirs. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your designee or estate

8.	No Contract of Employment. Your employment is at will. Nothing in this Agreement shall be construed as giving you any right to be retained in the employ of the Company or shall affect the terms and conditions of your employment with the Company prior to the commencement of the term hereof.

9.	Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

10.	Notices. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provisions so indicated.

All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

11.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to you under this Agreement.

12.	Death or Incompetence. In the event of your death or a judicial determination of your incompetence, references in this Agreement to you shall, where appropriate, be deemed to refer to your beneficiary or beneficiaries or, if none, to your legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of your estate.

13.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

14.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

15.	Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by you and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

16.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

17.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

18.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

19.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

20.	Specific Performance. The Company and you recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and you hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

21.	Presumption. The Company shall make a payment described in this Agreement upon receiving written notice from you describing such payment, referring to the provision of this Agreement under which such payment is claimed and certifying that all conditions for such payment, as set forth in this Agreement, have been satisfied. The information so furnished to the Company by you shall be presumed to be correct, subject to rebuttal by the Company.

22.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

23.	Definitions.

(a)	“Cause” shall mean a termination of your employment during the term which is a result of (i) your felony conviction, (ii) your willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries or (iii) your willful and continued failure substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within 10 days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

(b)	“Change in Control” shall mean (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the

Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or (iii) a change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(c)	“Change in Control Date” shall mean the earliest of (i) the date on which the Change in Control occurs, (ii) the date on which the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, and (iii) the date the Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control. If the Change in Control Date occurs as a result of an agreement described in clause (ii) of the previous sentence or as a result of the approval of the board described in clause (iii) of the previous sentence and the Change in Control to which such agreement or approval relates (the “Contemplated Change in Control”) subsequently does not occur, then the term shall expire on the sixtieth day (the “Reset Date”) following the date the Board certifies by resolution duly adopted by a majority of the Directors then in office that the Contemplated Change in Control is not reasonably likely to occur; provided, however, that this sentence shall not apply if (A) an Involuntary Termination of your employment with the Company has occurred on and after the Change in Control Date and on or prior to the Reset Date of (B) the Contemplated Change in Control subsequently occurs within three months of the Reset Date. Following the Reset Date, the provisions of this Agreement shall remain in effect and a new Term shall commence upon the occurrence of a subsequent Change in Control Date. Notwithstanding the first sentence of this section, if your employment with the Company terminates prior to the Change in Control Date and it is reasonably demonstrated that your termination of employment (i) was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then Change in Control Date shall remain the date immediately prior to the date of your termination of employment.

(d)	“Code” means the Internal Revenue Code of 1986, as it may be amended.

(e)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(f)	“Good Reason” shall mean a resignation of your employment during the term as a result of any of the following:

(i)	A meaningful and detrimental alteration in your position, or the nature or status of your responsibilities or in your reporting responsibilities from those in effect immediately prior to the Change in Control Date;

(ii)	A reduction by the Company in your annual base salary as in effect immediately prior to the Change in Control Date or as the same may be increased from time to time thereafter; a failure by the Company to increase your salary at a rate commensurate with that of other key executives of the Company; or a reduction in your target annual bonus (expressed as a percentage of base salary) below the target in effect for you on the Change in Control Date;

(iii)	The relocation of the office of the Company where you are employed immediately prior to the Change in Control Date (the “Location”) to a location which, in your good faith assessment, would cause a hardship in commuting from your principal residence;

(iv)	The failure by the Company to continue in effect any compensation plan in which you participated prior to the Change in Control Date or made available to you after the Change in Control Date, unless an equitable arrangement has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue your participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed on the Change in Control Date;

(v)	The failure by the Company to continue to provide you with benefits at least as favorable in the aggregate to those enjoyed by you under the Company’s pension, savings, life insurance, health, disability, and fringe benefit plans and programs (including, without limitation, programs, if any, relating to use of a car, secretary, office space, telephones, expense reimbursement) in which you were participating immediately prior to the change in Control Date; or the failure by the company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the Change in Control;

(vi)	Any termination of your employment which is not effected pursuant to the terms of this Agreement; or

(vii)	A material breach by the Company of the provisions of this Agreement;

provided, however, that an event described above in clause (ii), (iv), (v) or (vii) shall not constitute Good Reason unless it is communicated by you to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the Company’s receipt of such written notice from you.

(g)	“Involuntary Termination” shall mean (i) the termination of your employment by the Company and/or its subsidiaries during the Term other than for Cause or Disability or (ii) your resignation of employment with the Company and its subsidiaries during the Term for Good Reason.

(h)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

(i)	“Total Monthly Compensation” means the sum of your monthly salary plus targeted bonus at the rate in effect immediately prior to the Termination, but in no event less than your monthly salary at the rate in effect on the date of this Agreement.

This letter sets forth our agreement on the subject matter hereof. Please sign and return this Agreement to Daniel Jochnowitz in the Legal Department.

Sincerely,

Tarantella, Inc.

/s/ Frank Wilde
Frank Wilde
Chief Executive Officer

Agreed:

/s/ Joseph Vitetta
E. Joseph Vitetta, Jr.

Date:

Exhibit 10.52

March 16, 2004

To:	Stephen Bannerman
Vice President, Chief Marketing Officer

Dear Stephen,

Tarantella, Inc., a California corporation (the “Company”), considers it essential to the best interests of its shareholders to take reasonable steps to retain key management personnel. Further, the Board of Directors of the Company, through its Compensation Committee (the “Committee”) recognizes that the uncertainty and questions which might arise among management in the context of a change in control of the Company could result in the distraction or departure of management personnel to the detriment of the Company and its shareholders.

The Committee has determined, therefore, that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible change in control of the Company.

In order to induce you to remain in the employ of the Company, the Company has determined to enter into this letter agreement (this “Agreement”) which addresses the terms and conditions of your employment in the event of a change in control of the Company.

1.	Term of Employment Under this Agreement. The term of your employment under this Agreement shall commence on the Change in Control Date and shall continue until the one year anniversary of the Change in Control Date (the “Term”).

2.	Termination Payments and Other Benefits.

(a)	If, during the term of this Agreement, the Involuntary Termination of your employment, as defined in Item (g) of the Definitions, occurs in connection with a Change In Control, you shall be entitled to receive a termination payment from the Company (the “Termination Payment”). The Termination Payment shall be made on the effective date of the Change in Control. The amount of the Termination Payment shall be:

(i)	if there is a Change in Control arising from an acquisition of the Company for an amount equal to or less than $48 million, equal to the product of twelve (12) times your Total Monthly Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

(ii)	if there is a Change in Control arising from an acquisition of the Company for an amount greater than $48 million, equal to the product of eighteen (18) times your Total Monthly

Compensation including targeted bonuses at 100% attainment. You shall also receive the full base salary for the month in which the Involuntary Termination occurs.

Notwithstanding anything in Section 2(a)(ii) to the contrary, the Board of Directors of the Company (the “Board”) may review the Termination Payment contemplated in Section 2(a)(ii) (the “Additional Termination Payment”) every 6 months and if the situation in the Company changes materially, the Board may modify the Additional Termination Payment in its reasonable discretion upon notice to you. Under no circumstances shall the Board have the right to review or modify the Termination Payment contemplated in Section 2(a)(i) without your prior written consent.

(b)	In the event of your Involuntary Termination during the Term, you and your eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period (as hereinafter defined) in health benefit plans applicable to you immediately prior to your Involuntary Termination on the same terms and conditions in effect for you and your dependents immediately prior to such Involuntary Termination. For purposes of the previous sentence, “Benefit Continuation Period” means the period beginning on the Date of Termination and ending on the earlier to occur (i) the one year anniversary of the Date of Termination and (ii) the date that you and your dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to you and your dependents. To the extent that such benefits or service credit for benefits are not payable or provided under such plans or programs the Company itself shall pay or provide payment of such benefits or service credit for benefits. For the purposes of this section, vacation, sick leave, stock option or stock purchase plans or agreements shall not be considered “employee benefit plans or programs.” Also, for purposes of this section, coverage under the disability plans, life insurance or other death benefit plans provided to you by a new employer shall not be deemed to be “substantially equivalent” to the corresponding coverage provided under this section unless the dollar amount thereof is substantially the same or greater.

(c)	Your right to the Termination Payment shall be conditioned upon your execution of a release in favor of the Company in substantially the form of the release required for the receipt of severance payments under the Severance Plan (as in effect on the date of this Agreement) which is not revoked by you within the revocation period specified therein.

(d)	You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the Date of Termination or otherwise except as specifically provided in clause (ii) of the last sentence of the Benefit Payment provision set forth in section 2(b) above.

3.	Stock Options

All stock options granted to you shall vest and become fully exercisable in the event of your Termination on or following the Change in Control Date so long as you remain an employee on the Change in Control Date.

4.	Confidential Information

(a)	You agree not to disclose, either while in the Company’s employ or at any time thereafter, to any person not employed by the Company and not engaged to render services to the Company any confidential information obtained while in the employ of the Company (including, without limitation, any of the Company’s inventions, processes, methods of distribution, customer or trade secrets). This section shall not preclude you from the use or disclosure of information known generally to the public or of information not considered confidential by the Company or from making disclosures required by law or court order.

(b)	You agree that upon leaving the Company’s employ, you will not remove from the Company’s possession, without the prior written consent of an officer authorized to act in the matter by the Board of Directors, any business plans, financial information, product pricing information, or other documents which are of a confidential nature (including, without limitation, its methods of distribution).

(c)	You agree to continue to abide by the terms and conditions of the Proprietary Information Agreement signed upon the commencement of your employment with Company.

5.	Limitation on Payments

(a)	In the event that the Termination Payment together with all other payments and the value of any benefit received or to be received by you in connection with the Termination or otherwise (i) constitutes a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (“Code”) and (ii) such Termination Payment, together with all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G(b)(2) would result in all or a portion of such termination payment being subject to excise tax under Section 4999 of the Code, then you Termination Payment shall be either:

(i)	the amount determined under sections 2 and 3; or

(ii)	such lesser amount which would result in no portion of the severance pay being subject to excise tax under Section 4999 of the Code whichever of the foregoing amounts, taking into account the applicable Federal, State and local income taxes and the excise tax imposed by Section 4999, results in your receipt, on an after-tax basis, of the greatest amount of Termination Pay under sections 2 and 3, notwithstanding that all of some portion of the Termination Payment may be taxable under Section 4999 of the Code.

(b)	For purposes of applying the applicable limitation of section 5(a), the following provisions shall be in effect.

The parachute payment attributable to the accelerated vesting of your options under Section 3.2 of this Agreement shall be calculated in accordance with the valuation methodology established under Internal Revenue Code Section 280G and the applicable Treasury Regulations thereunder and shall include an appropriate dollar amount (utilizing the 1% per month formula set forth in Q&A 24 thereunder) to reflect the lapse of your obligation to remain in the Company’s employ as a condition to the vesting of one or more of the accelerated option installments. In no event, however, shall such option parachute payment exceed the spread (the excess of the fair market value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

Should it become necessary to reduce part of your termination benefits under this Agreement so as not to exceed the applicable section 5(a) limitation, then such reduction shall be effected, solely to the extent necessary to avoid an excess payment under section 56(a), by an appropriate reduction in the dollar amount of the Termination Payment otherwise due to you under section 2.

6.	Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “company” shall mean the Company as hereinbefore defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

7.	Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of you and your heirs and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, and heirs. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your designee or estate

8.	No Contract of Employment. Your employment is at will. Nothing in this Agreement shall be construed as giving you any right to be retained in the employ of the Company or shall affect the terms and conditions of your employment with the Company prior to the commencement of the term hereof.

9.	Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

10.	Notices. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provisions so indicated.

All notices, requests, and other communications contemplated by this Agreement shall be in writing and shall be sufficiently given if mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below (or to such changed address as the addressee may have given by a similar notice):

If to the Company:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Chief Executive Officer

If to the Addressee: to the current home address listed in the Company’s personnel records

Any notice delivered in person shall be deemed to have been received on the date of delivery. Any notices delivered by mail shall be deemed to have been received on the date of acknowledgment of its receipt.

11.	No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt, or obligation, against payments to you under this Agreement.

12.	Death or Incompetence. In the event of your death or a judicial determination of your incompetence, references in this Agreement to you shall, where appropriate, be deemed to refer to your beneficiary or beneficiaries or, if none, to your legal representative. The term “beneficiary,” as used in this Agreement, shall mean a beneficiary or beneficiaries designated to receive any amount hereunder or, if no beneficiary has been so designated, the legal representative of your estate.

13.	No Assignment. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, forfeiture, attachment, levy, or similar process or assignment by operation of law by you. Any attempt, voluntary or involuntary, to effect any action specified in the preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

14.	Company’s Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company (including, without limitation, any corporation or other entity which directly or indirectly acquires all or substantially all of the assets or shares of the Company, whether by merger, consolidation, sale, or otherwise) but shall not otherwise be assignable by the Company. The Company shall require that any such successor expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no succession had taken place.

15.	Waivers and Amendments. No provision of the Agreement shall be amended or waived unless such amendment or waiver is authorized by the Board of Directors or any authorized committee of the Board of Directors and is agreed to in writing and signed by you and by an officer of the Company. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The waiver by one party of the performance of any covenant, condition or promise in this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. A waiver by either party or both parties of the time for performing any acts shall not constitute a waiver of the time for performing any other act of any identical act required to be performed by any party.

16.	Arbitration. In the event that any dispute arises hereunder, such dispute shall, at the election and upon written demand of either party, be finally determined by arbitration in the City of San Jose in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

17.	Choice of Law. The validity, interpretation, construction, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

18.	Headings. The titles of sections in the Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the title of any section.

19.	Severability. In the event that any provision or portion of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

20.	Specific Performance. The Company and you recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and you hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

21.	Presumption. The Company shall make a payment described in this Agreement upon receiving written notice from you describing such payment, referring to the provision of this Agreement under which such payment is claimed and certifying that all conditions for such payment, as set forth in this Agreement, have been satisfied. The information so furnished to the Company by you shall be presumed to be correct, subject to rebuttal by the Company.

22.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.

23.	Definitions.

(a)	“Cause” shall mean a termination of your employment during the term which is a result of (i) your felony conviction, (ii) your willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries or (iii) your willful and continued failure substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within 10 days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

(b)	“Change in Control” shall mean (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or (iii) a change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(c)	“Change in Control Date” shall mean the earliest of (i) the date on which the Change in Control occurs, (ii) the date on which the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, and (iii) the date the Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control. If the Change in Control Date occurs as a result of an agreement described in clause (ii) of the previous sentence or as a result of the approval of the board described in clause (iii) of the previous sentence and the Change in Control to which such agreement or approval relates (the “Contemplated Change in Control”) subsequently does not occur, then the term shall expire on the sixtieth day (the “Reset Date”) following the date the Board certifies by resolution duly adopted by a majority of the Directors then in office that the Contemplated Change in Control is not reasonably likely to occur; provided, however, that this sentence shall not apply if (A) an Involuntary Termination of your employment with the Company has occurred on and after the Change in Control Date and on or prior to the Reset Date of (B) the Contemplated Change in Control subsequently occurs within three months of the Reset Date. Following the Reset Date, the provisions of this Agreement shall remain in effect and a new Term shall commence upon the occurrence of a subsequent Change in Control Date. Notwithstanding the first sentence of this section, if your employment with the Company terminates prior to the Change in Control Date and it is reasonably demonstrated that your termination of employment (i) was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then Change in Control Date shall remain the date immediately prior to the date of your termination of employment.

(d)	“Code” means the Internal Revenue Code of 1986, as it may be amended.

(e)	“Company” means the Company, all Subsidiaries and any corporation owning not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding shares of the Company.

(f)	“Good Reason” shall mean a resignation of your employment during the term as a result of any of the following:

(i)	A meaningful and detrimental alteration in your position, or the nature or status of your responsibilities or in your reporting responsibilities from those in effect immediately prior to the Change in Control Date;

(ii)	A reduction by the Company in your annual base salary as in effect immediately prior to the Change in Control Date or as the same may be increased from time to time thereafter; a failure by the Company to increase your salary at a rate commensurate with that of other key executives of the Company; or a reduction in your target annual bonus (expressed as a percentage of base salary) below the target in effect for you on the Change in Control Date;

(iii)	The relocation of the office of the Company where you are employed immediately prior to the Change in Control Date (the “Location”) to a location which, in your good faith assessment, would cause a hardship in commuting from your principal residence;

(iv)	The failure by the Company to continue in effect any compensation plan in which you participated prior to the Change in Control Date or made available to you after the Change in Control Date, unless an equitable arrangement has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue your participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed on the Change in Control Date;

(v)	The failure by the Company to continue to provide you with benefits at least as favorable in the aggregate to those enjoyed by you under the Company’s pension, savings, life insurance, health, disability, and fringe benefit plans and programs (including, without limitation, programs, if any, relating to use of a car, secretary, office space, telephones, expense reimbursement) in which you were participating immediately prior to the change in Control Date; or the failure by the company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the Change in Control;

(vi)	Any termination of your employment which is not effected pursuant to the terms of this Agreement; or

(vii)	A material breach by the Company of the provisions of this Agreement;

provided, however, that an event described above in clause (ii), (iv), (v) or (vii) shall not constitute Good Reason unless it is communicated by you to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the Company’s receipt of such written notice from you.

(g)	“Involuntary Termination” shall mean (i) the termination of your employment by the Company and/or its subsidiaries during the Term other than for Cause or Disability or (ii) your resignation of employment with the Company and its subsidiaries during the Term for Good Reason.

(h)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

(i)	“Total Monthly Compensation” means the sum of your monthly salary plus targeted bonus at the rate in effect immediately prior to the Termination, but in no event less than your monthly salary at the rate in effect on the date of this Agreement.

This letter sets forth our agreement on the subject matter hereof. Please sign and return this Agreement to Daniel Jochnowitz in the Legal Department.

Sincerely,

Tarantella, Inc.

/s/ Franke Wilde
Frank Wilde
Chief Executive Officer

Agreed:

/s/ Stephen Bannerman
Stephen Bannerman

Date: